EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement of Cardiovascular Diagnostics, Inc. and subsidiaries on Form S-4 of our report dated February 12, 1998, on our audits of the consolidated financial statements and Schedule II - Valuation and Qualifying Accounts of Cardiovascular Diagnostics, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the references to our firm under the caption "Experts".

                                        /s/ PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina

October 22, 1998